UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): September 4, 2009
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On September 4, 2009, but effective as of July 1, 2009, Income Opportunity Realty Investors, Inc. (“IOT” or the “Issuer”) executed a Reinstatement Instrument among IOT, Syntek West, Inc. (“SWI”) and Prime Income Asset Management, LLC (“Prime”) pursuant to which an Advisory Agreement dated July 17, 2009 but effective July 1, 2009 between Prime and IOT was terminated ab initio and the Advisory Agreement dated July 1, 2003 between IOT and SWI was reinstated in full in the same manner as if same had never been terminated. It was previously reported on July 17, 2009 that the Advisory Agreement dated July 1, 2003 between IOT and SWI had been terminated by mutual agreement. SWI had served as IOT’s advisory since July 1, 2003. Following that event, it was disclosed to IOT that the July 1, 2003 SWI Advisory Agreement had been pledged as collateral as an accommodation pledge for certain obligations of another entity and that such termination might cause damage to such other entity. Accordingly, pursuant to the Reinstatement Instrument, the parties thereto agree to terminate the Prime Advisory Agreement ab initio and to reinstate in full the SWI Advisory Agreement in the same manner as if there had been no attempted termination thereof. SWI continues as the contractual advisor to IOT under the Advisory Agreement dated as of July 1, 2003 until further action or agreement between IOT and SWI. A copy of the Reinstatement Instrument is attached as an exhibit to this report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following documents are filed herewith as exhibits to this Report:

Exhibit
Designation	Description of Exhibit

10.1	Advisory Agreement dated as of July 1, 2003 between Income Opportunity Realty Investors, Inc. and Syntek West, Inc. (incorporated by reference to Exhibit 10.0 to the Registrants Current Report on Form 8-K for event occurring July 1, 2003).

10.3*	Reinstatement Instrument dated September 4, 2009 but effective July 1, 2009 among Income Opportunity Realty Investors, Inc., Syntek West, Inc. and Prime Income Asset Management LLC.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: September 8, 2009	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Accounting Officer

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